UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 (Amendment #1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 7, 2003


                                 CRDENTIA CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified by its charter)


          DELAWARE                      0-31152                76-0585701
----------------------------   ------------------------  ----------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of incorporation)                                    Identification Number)


           455 Market Street, Suite 1220, San Francisco, California 94105
           --------------------------------------------------------------
                      (Address of principal executive offices)


                                 (415) 543-1535
               ----------------------------------------------------
               (Registrant's telephone number, including area code)


            ----------------------------------------------------------
            Former Name or Former Address If Changed Since Last Report

ITEM 2.  Acquisition or Disposition of Assets.

On August 7, 2003, we, Crdentia Corp., Baker Anderson Christie, Inc., BAC Acquisition Corporation, a wholly owned subsidiary of Crdentia, and certain shareholders of Baker Anderson Christie consummated the merger of BAC Acquisition Corporation with and into Baker Anderson Christie pursuant to the terms of the Agreement and Plan of Reorganization dated June 19, 2003, as amended on July 31, 2003. On our current report filed on Form 8-K filed with the Securities and Exchange Commission on August 14, 2003, we announced our consummation of the merger.

We hereby amend Item 7 of our current report on Form 8-K filed on August
14, 2003 to include financial statements of the businesses acquired and pro forma financial information in accordance with Item 7(a)(4) and Item 7(b)(2) within 60 days after the due date of the initial filing. Except as set forth in Item 7 below, no other changes are being made to our current report on Form 8-K filed on August 14, 2003.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of Businesses Acquired.

     The financial statements of Baker Anderson Christie required to be filed are attached hereto as Exhibit 99.1.

(b)   Pro Forma Financial Statements.

     The pro forma financial information required to be filed is attached hereto as Exhibit 99.2.

     The pro forma financial information attached to this report as Exhibit 99.2 also includes the pro forma financial information for New Age Staffing, Inc. previously included in Exhibit 99.2 to Form 8-K filed on October 20, 2003.

(c)   Exhibits.

     99.1   Financial Statements of Baker Anderson Christie, Inc.

     99.2   Pro Forma Financial Information for Baker Anderson Christie, Inc.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 21 , 2003               CRDENTIA CORP.

                                       /S/ LAWRENCE  M. DAVIS
                                       --------------------------------------
                                       By:  Lawrence M. Davis,
                                       Chief Financial Officer and Secretary

                                 EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

  99.1        Financial Statements of Baker Anderson Christie, Inc.

  99.2        Pro Forma Financial Information for Baker Anderson Christie, Inc.

EXHIBIT 99.1



                          BAKER ANDERSON CHRISTIE, INC.

	                  Independent Auditors' Report
	                    and Financial Statements

	         For the Years Ended December 31, 2001 and 2002

                 INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of
                Baker Anderson Christie, Inc.


We have audited the accompanying balance sheets of Baker Anderson
Christie, Inc., (the "Company"), as of December 31, 2001 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 9 to the financial statements, the Company was acquired by and became a wholly owned subsidiary of Crdentia Corp. on August 7, 2003.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




                                          /s/MACIAS, GINI & COMPANY LLP
Certified Public Accountants

Sacramento, California
October 10, 2003

                           Baker Anderson Christie, Inc..

                                Balance Sheets

                                                     December 31         June 30
                                              ------------------------ ----------
                                                  2001         2002       2003
                                              ------------ ----------- ----------
Assets

Cash                                          $  91,562    $  55,138   $ 127,424
Prepaid expenses                                                   -
Accounts receivable                             156,858      230,677     119,498
                                              ------------ ----------- ----------
    Total Current Assets                        248,420      285,815     246,922

Property and Equipment, net                       7,231        5,864       4,878
                                              ------------ ----------- ----------
    Total Assets                              $ 255,651    $ 291,679   $ 251,800
                                              ============ =========== ==========


Liabilities and Stockholders' Equity
Accounts payable and accrued expenses           158,797      140,258     113,318
Deferred revenue                                 18,582       15,306      13,644
Stockholder note payable                         25,000       12,405           -
                                              ------------ ----------- ----------
    Total Current Liabilities                   202,379      167,969     126,962
                                              ------------ ----------- ----------
Stockholders' Equity
  Common stock, $10 par value;
    100,000 shares authorized,
    600issued and outstanding                     6,000        6,000       6,000
  Retained earnings                              47,272      117,710     118,838
                                              ------------ ----------- ----------
    Total Stockholders Equity                    53,272      123,710     124,838
                                              ------------ ----------- ----------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITYty                  $ 255,651    $ 291,679   $ 251,800
                                              ============ =========== ==========

The accompanying notes are an integral part of these financial statements.


                            New Age Staffing, Inc.

                           Statements of Operations

                              Year Ended December 31,    Six Months Enses June 30,
                              ------------------------  --------------------------
                                2001         2002          2002        2003
                              ------------ -----------  ------------ -------------
                                                               (Unaudited)
REVENUES
  Income from services        $ 2,186,512  $ 2,353,371  $ 1,212,978  $   966,614
  Reimbursed expenses              59,777       75,837       35,418       37,505
                              ------------ ----------- ------------- -------------
         Total revenues         2,246,289    2,429,208    1,248,396    1,004,119
                              ------------ ----------- ------------- -------------
COST OF REVENUES                1,862,712    1,911,077      941,256      751,754
                              ------------ ----------- ------------- -------------
GROSS PROFIT                      383,577      518,131      307,140      252,365
                              ------------ ----------- ------------- -------------
SELLING GENERAL AND
  ADMINISTRATIVE EXPENSES         395,388      408,082      240,927      240,775
                              ------------ ----------- ------------- -------------
    Income (Loss) from
       Operations                 (11,811)     110,049       66,213       11,590
                              ------------ ----------- ------------- -------------
INTEREST EXPENSE                   (4,032)      (1,766)        (981)        (537)
                              ------------ ----------- ------------- -------------
INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                (15,843)     108,283       65,232       11,053

PROVISION FOR INCOME TAXES           (936)        (800)        (800)        (663)
                              ------------ ----------- ------------- -------------

NET INCOME (LOSS)             $   (16,779) $   107,483 $     64,432  $    10,390
                              ============ =========== ============= =============


The accompanying notes are an integral part of these financial statements.

                         Baker Anderson Christie, Inc.

                      Statements of Stockholders' Equity
                    Years Ended December 31, 2001 and 2002
--------------------------------------------------------------------------------
                                  Common Stock
                                -----------------     Retained
                                Shares     Amount     Earnings         Total
--------------------------------------------------------------------------------
Balance, December 31, 2000         600   $  6,000    $  64,051        $  70,051

   Net loss                                     -      (16,779)         (16,779)
--------------------------------------------------------------------------------
Balance, December 31, 2001         600      6,000       47,272           53,272

   Net income                                   -      107,483          107,483

   Stockholder dividends                        -      (37,045)         (37,045)
--------------------------------------------------------------------------------

Balance, December 31, 2002         600      6,000      117,710          123,710

   Net income                                   -       10,390           10,390

   Stockholder dividends                        -       (9,262)          (9,262)
--------------------------------------------------------------------------------
Balance, June 30, 2003
   (Unaudited)                     600   $  6,000    $ 118,838        $ 124,838
================================================================================

The accompanying notes are an integral part of these financial statements.

                          Baker Anderson Christie, Inc.

                           Statements of Cash Flows


                                            Years Ended December 31,   Six Months Ended June 30,
                                            ------------------------  --------------------------
                                              2001         2002         2002        2003
                                            ----------  -----------   ----------  ---------
Cash Flows from Operating Activities
    Net income (loss)                       $ (16,779)  $ 107,483     $  64,432   $   10,390
    Adjustment to reconcile net income
    to net cash from operating activities:
       Depreciation and amortization            2,134       1,935           948          984
       (Increase) decrease in:
          Accounts receivable                  57,884     (73,820)      (73,358)     111,180
          Accounts payable and
             accrued expenses                  10,062     (18,539)      (19,110)     (26,940)
          Deferred revenue                        445      (3,276)       (1,508)      (1,662)
                                            ----------  -----------   -----------  ----------
   Net cash provided (used) by
   operating activities                        53,746      13,783       (28,596)      93,952
                                            ----------  -----------   -----------  ----------
Cash flows from investing activities:
    Acquistion of property and equipment       (2,046)       (568)         (568)           -
                                            ----------  -----------   -----------  ----------
Cash Flows From Financing Activities:
    Repayments on line of credit              (30,000)          -             -            -
    Proceeds from stockholder note payable     25,000           -             -            -
    Principal payments on stockholder
      note payable                                  -     (12,595)       (8,429)     (12,405)
    Payment of stockholder dividends                -     (37,044)      (18,522)      (9,261)
                                            ----------  -----------   -----------  ----------
      Net cash used by financing activities    (5,000)    (49,639)      (26,951)     (21,666)
                                            ----------  -----------   -----------  ----------
Net increase (decrease)in cash and
    cash equivalents                           46,700     (36,424)      (56,115)      72,286

Cash and cash equivalents at
    beginning of period                        44,862      91,562        91,562       55,138
                                            ----------  -----------   -----------  ----------

Cash and cash equivalents at
    end of period                           $  91,562   $  55,138     $  35,447    $ 127,424
                                            ==========  ===========   ===========  ==========

Supplemental Disclosure of Cash
  Flow Information
     Cash paid for interest                 $   4,032   $   1,766     $     981    $     537
                                            ==========  ===========   ===========  ==========
     Cash paid for income taxes             $     800   $   1,208     $   1,072    $     663
                                            ==========  ===========   ===========  ==========

The accompanying notes are an integral part of these financial statements.

                   BAKER ANDERSON CHRISTIE, INC.
                 NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS

Baker Anderson Christie, Inc. (the "Company") is a home health care agency operating primarily in San Francisco, California. Substantially all of the Company's revenues are derived from providing clinical staffing to residential care facilities and hospices. Services provided by the Company include assistance with daily living activities, short or long term post-operative care, corporate wellness consultations, and geriatric care management.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could materially differ from those estimates under different assumptions or conditions.

Interim Financial Information - The Company's financial statements as of June 30, 2003 and for the six months ended June 30, 2002 and 2003 are unaudited and, in the opinion of management, contain all adjustments that are of a normal and recurring nature necessary to present fairly the financial position at such date and results of operations for such periods then ended.

Financial Instruments and Risk Concentration - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of its accounts receivable. The risk related to accounts receivable is mitigated by performing on-going credit evaluations. Historically, the Company has not incurred any significant credit related losses and has collected substantially all of its receivables. The Company believes its credit policies do not result in significant adverse risk.

For the years ended December 31, 2001 and 2002, the Company had one customer which accounted for approximately 39% and 44% of its revenues, respectively. As of December 31, 2001 and 2002, that same customer accounted for approximately 51% and 72% of the Compan's accounts receivable, respectively.

Fair Value of Financial Instruments - The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses, and borrowings under the Company's line of credit approximate fair values because of the short-term nature of these instruments. The fair value of the Company's note payable is based upon current interest rates for debt instruments with comparable maturities and characteristics. The recorded values of these obligations approximated fair value at the end of the year.

               BAKER ANDERSON CHRISTIE, INC.
         NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents - The Company considers all highly liquid securities purchased with original purchase maturities of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivable consist primarily of billed invoices for services provided by the Company. The Company routinely evaluates the collectability of its receivables. At December 31, 2001 and 2002, the allowance for doubtful accounts was $0.

Property and Equipment - Property and equipment are recorded at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed using the straight-line method, or methods which approximate the straight-line method, over the estimated useful lives of the assets, which ranges from three to five years. Maintenance and repairs are charged to expense in the year incurred.

Revenue Recognition - Revenue is recognized when services are rendered and billings for such services are processed. Certain of the Company's billing arrangements provide for the reimbursement of out-of-pocket expenses incurred by the Company in performing services. The Company records amounts billed for the reimbursement of expenses as revenues.

Deferred Revenue - Deferred revenue represents client payments received in advance of the performance of services by the Company.

Income Taxes - The Company has elected to be taxed under the subchapter
S provisions of the Internal Revenue Code for federal and state purposes. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income, but is subject to a 1.5% California franchise tax. The Company's stockholders are liable for individual federal and state income taxes on the Company's taxable income.

At December 31, 2002, the Company had net operating loss carryforwards of approximately $6,600 available to offset future California franchise tax liabilities and which expire in 2012. The Company has not recorded a deferred tax asset related to these net operating loss carryfowards as such amount is insignificant. The provision for income tax in the current period consists entirely of the California minimum franchise tax.

                BAKER ANDERSON CHRISTIE, INC.
          NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income - There were no items of comprehensive income (loss) and therefore comprehensive income was the same as net income for the year presented.

Recent Accounting Pronouncements - Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires an impairment loss to be recognized only if the carrying amounts of long-lived assets to be held and used are not recoverable from their expected undiscounted future cash flows. Adoption of SFAS No. 144 had no effect on the Company's financial position, results of operations, or liquidity.

In April 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt and an amendment of that statement, FASB Statement No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements and eliminates extraordinary gain and loss treatment for the early extinguishment of debt. This statement also rescinds FASB Statement No. 44, Accounting for Intangible Assets of Motor Carriers and amends FASB Statement No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company has adopted SFAS No. 145 for the year ended December 31, 2002. The application of this statement did not have a material impact on the Company's financial position, results of operations or liquidity.

In November 2002, FASB issued FASB Interpretation No. ("FIN") 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, I ncluding Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements Nos. 5, 57, and 107 and rescission of FIN No. 34.
FIN No. 45 details the disclosures that should be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. This interpretation also requires a company to record, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees. The disclosure provisions are effective for interim or annual periods ending after December 15, 2002. The recognition requirements of this interpretation are effective for all guarantees issued or modified subsequent to December 31, 2002.
The adoption of this interpretation did not have a material impact on the Company' s financial position or results of operations.

                 BAKER ANDERSON CHRISTIE, INC.
        NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

                                 2001           2002
                              -------------   -----------
Furniture and fixtures	      $      13,015   $    13,015
Office equipment                      4,210         4,778
                              -------------   -----------
Total property and equipment         17,225        17,793
Accumulated depreciation             (9,994)      (11,929)
                              -------------   -----------
                              $       7,231   $     5,864

NOTE 4 - LINE OF CREDIT

The Company's stockholders entered into a line of credit agreement on behalf of the Company providing for borrowings up to $150,000. Borrowings under the line bear interest at prime plus 2.5% (6.75% at December 31, 2002). The interest rate on the line is variable and
may change on a monthly basis.   Borrowings and repayments under the
line of credit were made by the Company. At December 31, 2001 and 2002, there were no amounts outstanding under the line of credit.
In August 2003, in conjunction with the Company's acquisition (see
Note 9), the line of credit was terminated.

NOTE 5 - STOCKHOLDER NOTE PAYABLE

In October 2001, the Company's stockholders entered into a $25,000 note payable with a bank on behalf of the Company. The note is payable in 36 monthly installments unless an earlier demand payment request is made. The note has a variable interest rate of prime plus 2.25% (6.5% at December 31, 2002). At December 31, 2001 and 2002, the balance on the note was $25,000 and $12,405, respectively. In May 2003, the outstanding balance on the note was paid in full.

As of December 31, 2002, future scheduled principal payments for the note payable are as follows for the years ending December 31:

2003      $  8,333
2004         4,072
          --------
Total     $ 12,405
          ========

                BAKER ANDERSON CHRISTIE, INC.
         NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)


NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company leases an automobile under a non-cancelable operating lease expiring in May 13, 2005. Under the terms of the lease, the Company pays $413 a month. Total rent expense was $0 and $2,480 for the years ended December 31, 2001 and 2002, respectively.

Future minimum lease payments under this lease are as follows:

Year Ending
December 31,	       Amount
----------------      -----------
2003	              $  4,961
2004	                 4,961
2005	                 2,067
                      ===========
Total	              $ 11,989

The company also leases its office facility under a non-cancelable operating lease expiring in February 28, 2005. Under the terms of the lease, the Company pays $2,220 a month, on a triple net basis. Total rent expense was $20,861 and $23,998 for the years ended December 31, 2001 and 2002, respectively.

Future minimum payments under this lease are as follows:

2003	              $ 27,750
2004	                29,132
2005	                 4,894
                      ----------
	Total         $ 61,776
                      ==========

The Company is subject to legal and regulatory actions in the ordinary course of its business and is a defendant or plaintiff in various actions. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's business, financial condition or results of operations.

NOTE 7 - RELATED PARTIES

During the years ended December 31, 2001 and 2002, the Company's shareholders received $249,526 and $125,479, respectively, as compensation for their services as officers of the Company. In addition, such officers and shareholders received $37,044 in shareholder dividends for the year ended December 31, 2002.


NOTE 8 - EMPLOYEE BENEFIT PLAN

The Company maintains a 401(k) salary reduction plan which covers substantially all eligible employees. Under the Plan, the Company may match its employees' contributions on a discretionary basis. For the years ended December 31, 2001 and 2002, the Company made no matching contributions.


NOTE 9 - SUBSEQUENT EVENT

In August 2003, the Company became a wholly owned subsidiary of Crdentia Corp. (Crdentia). Under the terms of the merger agreement, the Company's stockholders are to receive shares of Crdentia common stock equal to six times the sum of the Company's earnings before interest, taxes, depreciation and amortization for the six consecutive quarters commencing with the fiscal quarter ending September 30, 2003. An advance payment of 480,000 shares of Crdentia common stock was made to the Company's former shareholders upon completion of the merger.

EXHIBIT 99.2

                                 CRDENTIA CORP.

         Unaudited Pro Forma Combined Condensed Statements of Operations

The following unaudited pro forma combined condensed statements of operations have been prepared to give effect to the merger of Crdentia Corp., Baker Anderson Christie, Inc., and New Age Staffing, Inc., ("The Acquired Companies") using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed statements of operations. Management has previously reported the pro forma combined condensed statements of operations of New Age Staffing, Inc., but has elected to present them in conjunction with those of Baker Anderson Christie, Inc. for greater clarity to the reader. These pro forma statements were prepared as if the transaction had been completed as of January 1, 2002.

The unaudited pro forma combined condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the transaction occurred on January 1, 2002, nor are they necessarily indicative of the future results of operations. The pro forma combined condensed statements of operations include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of the Acquired Companies. The preliminary purchase price allocation is subject to revision as more detailed analysis is completed and additional information on the fair values of these assets and liabilities becomes available. Any change in the fair value of the net assets of the Acquired Companies will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

These unaudited pro forma combined condensed statements of operations are based upon the respective historical consolidated statements of operations of Crdentia Corp. and the Acquired Companies and should be read in conjunction with the historical consolidated financial statements of these companies and related notes. Also refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports and other information Crdentia Corp. has on file with the SEC.

The pro forma adjustments described in the accompanying notes are preliminary and are based on management's assumptions. Management has engaged an independent third party professional appraisal firm to perform the required valuation of the fair value of the net assets acquired and of the Company's restricted common stock issued to the former shareholders of the Acquired Companies. Based upon the preliminary findings of this independent appraiser, for pro forma purposes, management has assumed the value of the Company's common stock to be $0.36 per share. There can be no assurance that the actual fair value of the Company's common stock will equal $0.36 per share. Management intends to file an amended 8-K if the valuation results in material differences from assumed value.

                                                    CRDENTIA CORP.
                            UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                         FOR THE YEAR ENDED DECEMBER 31, 2002

                                                          Historical                            Pro Forma
                                            ---------------------------------------  ---------------------------------
                                            Crdentia(1)       BAC         New Age     Adjustments         Combined
                                            -----------  ------------  ------------  -------------    ----------------
Revenue                                     $        -   $ 2,429,208   $ 5,663,672   $          -     $     8,092,880
Cost of revenue                                      -     1,911,078     4,126,495              -           6,037,572
                                            -----------  ------------  ------------  -------------    ----------------
Gross profit                                         -       518,131     1,537,177              -           2,055,308
Selling, general & administrative expenses     433,771       408,082     1,059,119              -           1,900,972
                                            -----------  ------------  ------------  -------------    ----------------
(Loss)/income from operations                 (433,771)      110,049       478,058              -             154,336
Amortization of intangibles                          -             -             -         93,000 (a)          93,000
Interest expense                                     -         1,766        80,229              -              81,995
                                            -----------  ------------  ------------  -------------    ----------------
(Loss)/income before income taxes             (433,771)      108,283       397,829        (93,000)            (20,659)
Provision for income taxes                           -           800       113,000       (113,000)(b)             800
                                            -----------  ------------  ------------  -------------    ----------------
Net (loss)/income                           $ (433,771)  $   107,483   $   284,829   $     20,000     $       (21,459)
                                            ===========  ============  ============  =============    ================
Basic loss per share                        $    (0.05)                                               $         (0.00)
                                            ===========                                               ================
Fully diluted loss per share                $    (0.05)                                               $         (0.00)
                                            ===========                                               ================
Weighted average number of shares
   outstanding (basic)                       8,562,822                                                     15,886,920
                                            ===========                                               ================
Weighted average number of shares
   outstanding (fully diluted)               8,562,822                                                     17,723,030
                                            ===========                                               ================

(1) On October 22, 2002, Crdentia's board of directors voted to change the Company's fiscal year end from August 31st to December 31st. As such, Crdentia's results of operations for the twelve months ended December 31, 2002 were calculated by adding the results of operations for the four months ended December 31, 2002 and deducting the results of operations for the four months ended December 31, 2001 from the results of operations for the twelve months ended August 31, 2002.


The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

                                                    CRDENTIA CORP.
                           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                       FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                                           Historical                            Pro Forma
                                            ----------------------------------------  ---------------------------------
                                             Crdentia         BAC         New Age     Adjustments         Combined
                                            ------------  ------------  ------------  -------------    ----------------
Revenue                                     $         -   $ 1,004,119   $ 4,743,392   $          -     $     5,747,511
Cost of revenue                                       -       751,754     3,515,255              -           4,267,009
                                            ------------  ------------  ------------  -------------    ----------------
Gross profit                                          -       252,365     1,228,137              -           1,480,502
Selling, general & administrative expenses      560,043       240,775       692,344              -           1,493,162
                                            ------------  ------------  ------------  -------------    ----------------
(Loss)/income from operations                  (560,043)       11,590       535,793              -             (12,660)
Amortization of intangibles                           -             -             -        46,500 (a)           46,500
Interest expense                                  4,858           537        58,871             -               64,266
                                            ------------  ------------  ------------  -------------    ----------------
(Loss)/income before income taxes              (564,901)       11,053        476,922       (46,500)           (123,426)
Provision for income taxes                            -           663        190,388      (190,388)(b)             663
                                            ------------  ------------  ------------  -------------    ----------------
Net (loss)/income                           $  (564,901)  $    10,390   $   286,534   $    143,888     $      (124,089)
                                            ============  ============  ============  =============    ================
Basic loss per share                        $     (0.06)                                               $         (0.01)
                                            ============                                               ================
Fully diluted loss per share                $     (0.06)                                               $         (0.01)
                                            ============                                               ================
Weighted average number of shares
   outstanding (basic)                       10,036,728                                                     18,362,781
                                            ============                                               ================
Weighted average number of shares
   outstanding (fully diluted)               10,036,728                                                     20,203,935
                                            ============                                               ================


The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

                                 CRDENTIA CORP.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                 June 30, 2003
                                                      Historical                               Pro Forma
                                              -------------------------------------     ---------------------------
                                               Crdentia       BAC         New Age        Adjustments     Combined
                                              -----------  -----------  -----------     -------------   ------------
ASSETS
Current assets
   Cash                                       $    6,215   $   127,424  $    60,567                     $   194,206
   Accounts receivable, net                            -       119,498      844,501                         963,999
   Unbilled revenue                                    -             -      254,674                         254,674
   Prepaid expenses                               46,974             -      195,388                         242,362
   Other receivables                               1,750             -            -                           1,750
                                               -----------  -----------  -----------    ------------    ------------
      Total current assets                        54,939       246,922    1,355,130               -       1,656,991
                                               -----------  -----------  -----------    ------------    ------------
Long term assets
   Fixed assets, net                               5,285         4,878       28,346                          38,509
   Prepaid rent                                    4,560             -            -                           4,560
   Website development, net                        2,332             -            -                           2,332
   Security deposits                               9,119             -       28,581                          37,700
   Goodwill                                            -             -            -     $ 3,780,171(c)    3,780,171
   Other intangible assets, net                        -             -            -         465,000(c)      465,000
                                               -----------  -----------  -------------  --------------  ------------
                                                  21,296         4,878       56,927       4,245,171       4,328,272
                                               -----------  -----------  -------------  --------------  ------------
TOTAL ASSETS                                  $   76,235   $   251,800   $1,412,057     $ 4,245,171     $ 5,985,263
                                               ===========  ===========  =============  ==============  ============

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
   Accounts payable and accrued liabilities   $  220,220   $   113,318      414,450                     $   747,988
   Current portion of notes payable              180,000             -            -       1,290,000(c)    1,470,000
   Advances payable to factor                          -             -      585,650                         585,650
   Deferred revenue                                    -        13,644            -                          13,644
                                               -----------  -----------  -------------  --------------  ------------
      Total current liabilities                  400,220       126,962    1,000,100       1,290,000       2,817,282

   Long term portion of notes payable                  -             -            -         360,000(c)      360,000
                                               -----------  -----------  -------------  --------------  ------------
                                                 400,220       126,962    1,000,100       1,650,000       3,177,282
                                               -----------  -----------  -------------  --------------  ------------
Stockholders' Equity
                                                                                                736 (c)
   Common stock                                    1,100         6,000       50,090         (56,090)(c)       1,836
   Additional paid in capital, net of costs
     incurred in obtaining financing             902,165             -            -       2,650,525 (c)   3,552,690
   (Accumulated deficit)/retained earnings    (1,227,250)      118,838      361,867                        (746,545)
                                               -----------  -----------  -------------  --------------  -------------
                                                (323,985)      124,838      411,957       2,595,171       2,807,981
                                               -----------  -----------  -------------  --------------  -------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $   76,235   $   251,800   $1,412,057     $ 4,245,171       5,985,263
                                               ===========  ===========  =============  ==============  =============

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On August 7, 2003, the Company acquired Baker Anderson Christie, Inc. ("BAC") in exchange for a minimum of 480,000 shares of its common stock at an appraised value of $0.36 per share. The Company will account for the merger under the purchase method of accounting.

On September 22, 2003, the Company acquired New Age Staffing, Inc. ("New Age") for a purchase price of $2,050,000 in cash and notes payable to the former shareholders of New Age. Additionally, these former shareholders were issued 6,884,614 shares of the Company's common stock at an appraised value of $0.36 per share. The Company will account for the merger under the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet at June 30, 2003 is presented to give effect to the merger of Crdentia and the Acquired companies as if these transactions had been consummated on January 1, 2002. The unaudited pro forma combined condensed statement of operations of Crdentia and the Acquired Companies for the year ended December 31, 2002 is presented as if these transactions had been consummated on January 1, 2002. The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2002 combines the results of operations of Crdentia for the twelve months ended December 31, 2002 and the Acquired Companies' results of operations for the fiscal year ended December 31, 2002. Crdentia's results of operations for the twelve months ended December 31, 2002 were calculated by adding the results of operations for the four months ended December 31, 2002, and deducting the results of operations or the four months ended December 31, 2001, to the results of operations for the twelve months ended August 31, 2002.

Under the purchase method of accounting, the total estimated purchase price is allocated to the Acquired Companies' net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based upon Crdentia's final analysis, is as follows:
                          	       BAC	     New Age
Cash acquired	                     $ 127,424	   $   60,567
Tangible assets acquired	       124,376	    1,351,490
Customer related intangible assets	 5,000	      460,000
Goodwill	                       161,800	    3,618,371
                                     ---------     ----------
     Total assets acquired	       418,600	    5,490,428
Liabilities assumed	               126,962      1,000,100
                                     ---------     ----------
     Net assets acquired	     $ 291,638	   $4,490,328
                                     =========     ==========

A preliminary estimate of $465,000 has been allocated to amortizable intangible assets consisting of customer relationships with useful lives of five years.

A preliminary estimate of $3.7 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for the acquired companies is subject to revision as more detailed analysis is completed and additional information on the fair values of the acquired companies' assets and liabilities becomes available. Any change in the fair value of the net assets of the acquired companies will change the amount of the purchase price allocable to goodwill.
Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

2. Pro Forma Adjustments

 The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the merger was completed on June 30, 2003 for balance sheet purposes and as of January 1, 2002 for statements of operations purposes and reflects the following pro forma adjustments:

(a)	Amortization of intangible assets acquired for the year ended
December 31, 2002 and the six months ended June 30, 2003. The useful lives of these assets have been assumed to be five years.

(b)	Crdentia has net operating loss carryforwards for federal income tax purposes in excess of the taxable income of New Age and BAC. As such, there is no income tax expense recognized in these pro forma financial statements. Prior to the merger, BAC had been organized as Subchapter S corporation under the Internal Revenue Code and, accordingly, passed its operating results through to its shareholders for taxation on their personal income tax returns.

(c)	To reflect assets acquired and liabilities assumed in the merger.
As more fully discussed in Item 2, paragraph (a) of our report filed on Form 8-K on Ocober 26, 2003, the Company is obligated to make periodic payments to the former shareholders of New Age, $1,290,000 of which are payable within the next year and $360,000 are payable in the following year.

3. Pro Forma Combined Net Income (Loss) Per Share

Shares used to calculate unaudited pro forma combined net loss per share were computed using Crdentia's weighted average shares outstanding during the respective periods. Additionally, the issuance of 480,000 shares to the sellers of BAC and 6,884,614 shares to the sellers of New Age were assumed to have occurred on January 1, 2002.

Pursuant to the Common Stock Purchase Agreement dated May 15, 2002 between the Company and James D. Durham, the Company's chairman and CEO, Mr. Durham has the right to acquire 25% of the number of shares of the Company's Common Stock issued to the sellers of New Age. Accordingly, Mr. Durham may purchase 1,721,154 shares at a purchase price of $.0001 per share. As of the date of this report, Mr. Durham has not exercised his right under this Agreement. Accordingly, these shares have been included only in the computation of the fully diluted pro forma loss per share in these pro forma financial statements.

In connection with Registrant's acquisition program and on-going financing efforts, management, in conjunction with several of the Company's largest shareholders, have determined that it would be in the best interest of the Company to reduce the number of shares of Common Stock that are issued and outstanding. In discussions with management these shareholders agreed on August 6, 2003 to return an aggregate of 3,048,000 shares to the Company for no consideration. These 3,048,000 shares have been canceled by the Company and returned to Treasury. As this event occurred subsequent to the reporting period in this Form 8-K/A, the effect of this transaction has been excluded from the computation of both basic and fully diluted pro forma loss per share in these pro forma financial statements.